UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 24, 2017

HOUSTON WIRE & CABLE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-52046	36-4151663
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

10201 North Loop East
Houston, TX	77029
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:   (713) 609-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2017, Houston Wire & Cable Company (the “Company”) entered into an Amended and Restated Executive Employment Agreement (the “Amended Agreement”) with its Chief Executive Officer, James L. Pokluda III. The Amended Agreement amends and restates the Executive Employment Agreement, dated as of January 1, 2015, as amended as of June 3, 2016, between the Company and Mr. Pokluda. The Amended Agreement:

•	extends the current term of employment through December 31, 2018, with automatic one-year extensions thereafter, subject to either party giving 12 months’ prior written notice of non-extension;
•	increases Mr. Pokluda’s base salary to $500,000 per year;
•	revises Mr. Pokluda’s annual incentive program to provide a target cash bonus opportunity equal to 80% of his base salary and a maximum bonus opportunity equal to 120% of his base salary, based on achievement of performance goals to be agreed by the Compensation Committee and Mr. Pokluda;
•	provides for immediate vesting of unvested restricted stock and performance stock unit awards outstanding as of the date of the Amended Agreement in the event of termination of employment by the Company without “Cause,” by Mr. Pokluda for “Good Reason” or due to death or disability; and
•	revises the definition of Good Reason to clarify what represents a material reduction in responsibilities.

Except as described above, the material terms of the Amended Agreement are unchanged from the existing employment agreement. Those terms provide that, in addition to receiving the base salary and annual cash bonus opportunity referred to above, Mr. Pokluda continues to be entitled to participate in the Company’s Stock Plan and to receive all benefits generally available to the Company’s other executive employees. If the Company terminates Mr. Pokluda’s employment without “Cause,” or if Mr. Pokluda terminates his employment for “Good Reason,” Mr. Pokluda will be entitled to severance equal to two years’ base salary plus bonus (based on the prior year’s payout), as well as the accelerated vesting referred to above and continued health coverage for 36 months, with the first 18 months at active employee premium rates. The Amended Agreement limits Mr. Pokluda’s ability to compete with the Company for a period of one year following the termination of his employment for any reason or two years if he is receiving severance benefits.

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Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description

10.1	Amended and Restated Executive Employment Agreement dated as of March 24, 2017, effective as of January 1, 2017, between Houston Wire & Cable Company and James L. Pokluda

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON WIRE & CABLE COMPANY

Date: March 29, 2017	By:	/s/ Nicol G. Graham
Name: Nicol G. Graham
Title: Vice President and
Chief Financial Officer

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